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                                                                       EXHIBIT 5




                                November 11, 1996
                                                                        6306-001



Real Goods Trading Corporation
555 Leslie Street
Ukiah, CA 95482

Ladies and Gentlemen:

                  In connection with the registration by you in a registration statement (the "Registration Statement") filed on Form S-8 under the Securities Act of 1933, as amended, on or about November 12, 1996, of 600,000 shares of your Common Stock, without par value, issuable under the Real Goods Trading Corporation Second Amended and Restated Fiscal 1993 Stock Incentive Plan (the "1993 Plan") and 100,000 shares of your Common Stock, without par value, issuable under the Real Goods Trading Corporation Second Amended and Restated Non- Employee Directors' Stock Option Plan (the "Directors' Plan"), we advise you that in our opinion such Shares, when issued and sold in accordance with the terms of the 1993 Plan and the Directors' Plan, as applicable, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion in connection with the Registration Statement.


                                       Sincerely,

                                       COBLENTZ, CAHEN, McCABE & BREYER, LLP




                                       By:  /s/ Barry Reder
                                            ------------------------------
                                            Barry Reder


BR/pjw



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